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                                                                    EXHIBIT 24.3

                                      Law Office
                       MOFFATT, THOMAS, BARRETT, ROCK & FIELDS
                                      CHARTERED

                               FIRST SECURITY BUILDING
                                    911 WEST IDAHO
                                 POST OFFICE BOX 829
                                  BOISE, IDAHO 83701

                               Telephone (208) 345-2000

                               Facsimile (208) 385-5384

                                    March 13, 1997


First Security Bank, N.A.
79 South Main Street
Salt Lake City, UT 84111

Re: Registration Statement on Form S-1
    Registration No. 333-18089

Ladies and Gentlemen:

We are members of the Bar of the State of Idaho and have acted as counsel to First Security Bank, N.A. ("FIRST SECURITY") in connection with (a) the transfer and assignment of a pool of certain motor vehicle retail installment sale contracts (the "RECEIVABLES") by First Security to Bankers Trust Company, as trustee ("TRUSTEE") for the First Security Auto Grantor Trust 1997-A (the "TRUST") to be formed pursuant to a Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT") by and between First Security, as a seller and a servicer, and the Trustee, in exchange for the issuance by the Trust of the ___% Asset Backed Certificates, Class A (the "CLASS A CERTIFICATES") and ___% Asset Backed Certificates, Class B (the "CLASS B CERTIFICATES" and together with the Class A Certificates, the "CERTIFICATES") and (b) the sale of the Certificates to the several underwriters (the "UNDERWRITERS") to be party to an underwriting agreement (the "UNDERWRITING AGREEMENT") by and among First Security and J.P. Morgan Securities Inc., as representative of the Underwriters.

In connection with our engagement, we consent to the reference to Moffatt, Thomas, Barrett, Rock & Fields under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

Very truly yours,

/s/ Michael E. Thomas

Michael E. Thomas